SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                                JULY 18, 1996
              Date of Report (Date of earliest event reported)


                            BRENCO, INCORPORATED
           (Exact Name of Registrant as specified in its Charter)


     Virginia                      0-6839                 54-0493835
(State or Other Jurisdiction  (Commission File Number) (IRS Employer
of Incorporation)                                    Identification Number)


                            One Park West Circle
                         Midlothian, Virginia 23113
        (Address of principal executive offices, including zip code)


                               (804) 794-1436
            (Registrant's telephone number, including area code)


                               NOT APPLICABLE
        (Former name or former address, if changed since last report)


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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

     (a) Pursuant to an Acquisition Agreement dated as of June 15, 1996 (the "Acquisition Agreement") among Brenco, Incorporated, a Virginia corporation (the "Company" or "Registrant"), Varlen Corporation, a Delaware corporation ("Varlen") and BAS, Inc., a Virginia corporation and a wholly-owned subsidiary of Varlen ("Purchaser"), Purchaser commenced a cash tender offer (the "Offer") on June 20, 1996 for all the outstanding shares of common stock, par value, $1.00 per share, of the Company (the "Shares") at a price of $16.125 per Share, net to the seller in cash, without interest (the "Offer Price"). Prior to commencement of the Offer during the period from February 6 through April 4, 1996, Grantley Corporation, also a wholly-owned subsidiary of Varlen, acquired 460,000 Shares, or approximately 4.5% of the outstanding Shares, through open market purchases. The Offer was made pursuant to an Offer to Purchase, dated June 20, 1996 (the "Offer to Purchase") and the related Letter of Transmittal.

      The Offer expired at 12:00 midnight, New York city time, on July 18, 1996. A total of 9,339,986 Shares, or approximately 91.5% of the outstanding Shares, were tendered pursuant to the Offer. Of that total number, 1,252 Shares subsequently were determined to constitute "failed guaranteed deliveries," and thus were not validly tendered. Following expiration of the Offer, Purchaser accepted for payment, and paid for, all validly tendered Shares, resulting in Varlen's indirect beneficial ownership, through its wholly-owned subsidiaries, Purchaser and Grantley Corporation, of 9,798,734 Shares, or approximately 96% of the total number of Shares outstanding.

     The consummation of the Offer and acceptance of payment by purchaser of the Shares validly tendered pursuant thereto was announced in a press release of Varlen dated July 19, 1996, a copy of which was filed as Exhibit (a) (10) to Amendment No. 1 (Final Amendment), dated July 23, 1996, to the combined
Schedule 14D-1 and Schedule 13D, dated June 20, 1996 (the "Schedule 14D-1"), filed by Varlen and Purchaser in connection with the Offer, and which press release is incorporated herein by reference.

     Simultaneously with entering into the Acquisition Agreement, Varlen entered into a Shareholder Tender Agreement, dated as of June 15, 1996 (the "Shareholder Tender Agreement") with Needham B. Whitfield, Chairman of the Board and Chief Executive Officer of the Company, Anne Whitfield Kenny (whose husband, John C. Kenny, was at that time a director of the Company), and certain members of their families (and trusts for the benefit of such family members), pursuant to which such shareholders agreed to tender in the Offer all of the Shares beneficially owned by them (subject to certain exceptions). Pursuant to the terms of the Shareholder Tender Agreement, such shareholders tendered approximately 20.7% of the outstanding shares, relinquishing their equity ownership in the Company.

     Pursuant to the Acquisition Agreement, the Company has called a Special Meeting of Shareholders to be held on August 23, 1996 for the purpose of voting on the approval and adoption of a Plan of Merger dated as of July 26, 1996, providing for the merger of the Purchaser with and into the Company (the "Merger"). In accordance with the terms of the Acquisition Agreement, the Company has prepared, filed with the Securities and Exchange Commission, and mailed to all shareholders of record as of July 23, 1996 (the "Record Date"), a definitive Proxy Statement dated July 29, 1996, with respect to the



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

Special Meeting (the "Proxy Statement"). The Proxy Statement contains the recommendation of the Company's Board of Directors that the shareholders of the Company approve and adopt the Plan of Merger. As of the Record Date, there were 10,223,940 Shares outstanding held by approximately 1,000 shareholders of record.

     Under the Virginia Stock Corporation Act (the "Virginia Act"), the affirmative vote of more than two-thirds of the issued and outstanding Shares, present in person or represented by proxy and entitled to vote thereon, is required to approve and adopt the Plan of Merger. As of the date hereof, Varlen indirectly beneficially owns approximately 96% of the outstanding Shares, and therefore has sufficient voting power to cause the Plan of Merger to be adopted and approved by Purchaser without the vote of any other shareholder of the Company. Under the Virginia Act and the Articles of Incorporation of the Company, no action will be required by shareholders of the Company (other than Purchaser) to effect the Merger.

     The Merger will be consummated as soon as practicable following the Special Meeting on the terms and conditions set forth in the Acquisition Agreement and the Plan of Merger. As a result, at the effective time of the Merger (i) the Company will continue as the surviving corporation and will be a wholly-owned subsidiary of Varlen and (ii) each Share issued and outstanding (other than Shares held by Varlen, Purchaser or any direct or indirect subsidiary of Varlen or Purchaser or the Company) will be converted into the right to receive $16.125 net per Share in cash, without any interest (the "Merger Consideration").

     The total amount of funds required by Purchaser to consummate the Offer and the Merger and to pay fees and expenses related thereto is estimated by Purchaser to be approximately $165 million.

     According to Varlen, the funds used to pay the Offer Price were advanced, and the funds to be used to pay the Merger Consideration will be advanced, to the Purchaser by Varlen from available working capital and loans made under a $190 million credit facility provided by The First National Bank of Chicago, Harris Trust and Savings Bank, ABN AMRO Bank N.V. and NationsBank, N.A. (the "Credit Facility"). The Credit Facility and the financing of the Offer and Merger are described in Section 12 ("Source and Amount of Funds") on pages 24-25 of the Offer to Purchase, a copy of which was filed as Exhibit A to the Schedule 14D-9 of the Company, dated June 20, 1996 (the "Schedule 14D-9") and which Section 12 is incorporated herein by reference.

     In accordance with the terms of the Acquisition Agreement, Jacob M. Feichtner, Steven M. Johnson, John C. Kenny, James M. Wells, III and Frederic
W. Yocum, Jr. resigned as directors of the Company at the regular meeting of the Board of Directors held on July 26, 1996. Following their resignation at that meeting, two Varlen designees, Richard L. Wellek and Raymond A. Jean, were elected directors of the Company. As a result of such actions, the Board of Directors is currently comprised of Messrs. Whitfield, Rice, Wellek and Jean.

     (b) To the best of the Company's knowledge, there are no arrangements, including any pledge by Varlen or Purchaser (or any direct or indirect subsidiary of Varlen or Purchaser) of the Shares, the operation of which may at a subsequent date result in a change in control of the Company.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND
          EXHIBITS.

          (c)  Exhibits.
     Exhibit No.                   Description

     99.1 Acquisition Agreement, dated as of June 15, 1996, among the Company, Purchaser and Varlen (incorporated herein by reference to Exhibit C to the Schedule 14D-9).

     99.2 Shareholder Tender Agreement, dated as of June 15, 1996, by and among Varlen and the parties identified therein (incorporated herein by reference to Exhibit D to the Schedule 14D-9).

     99.3 Press Release, dated June 19, 1996, by Varlen regarding completion of the Offer (incorporated herein by reference to Exhibit (a)(10) to the Final Amendment).

     99.4 Section 12 ("Source and Amount of Funds") on pages 24-25 of the Offer to Purchase (incorporated herein by reference to Exhibit A to the Schedule 14D-9).


                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BRENCO, INCORPORATED


Dated:  July 31, 1996                   By /s/ Jacob M. Feichtner
                                               Jacob M. Feichtner
                                               Executive Vice President and
                                               Secretary

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